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CONTROL NUMBER  [0000]             MESA INC.        SUBSCRIPTION CERTIFICATE FOR

   SUBSCRIPTION CERTIFICATE FOR SHARES OF SERIES A 8% CUMULATIVE CONVERTIBLE
                                PREFERRED STOCK
                  VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
           (NEW YORK CITY TIME) ________ , 1996, THE EXPIRATION DATE
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
EXPIRATION DATE [ __________  , 1996]                     THIS SUBSCRIPTION CERTIFICATE IS TRANSFERABLE
                                                                AND MAY BE DIVIDED AT THE OFFICE
                                                                    OF THE SUBSCRIPTION AGENT

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EXPIRATION DATE [ __________  , 1996]                       [        ]
                                             SUBSCRIPTION PRICE U.S.$2.26 PER SHARE OF

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THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO
SUBSCRIBE FOR SHARES OR MAY BE ASSIGNED OR SOLD,
FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS
SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER                    [OWNER]                  CUSIP [000000 00 0]

       [0000000000]          [**NUMBER OF RIGHTS**]

The registered owner of this Subscription Certificate, named above, or assignee, is entitled to the number of Rights to subscribe for shares of Series A 8% Cumulative Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of MESA Inc. ("Mesa") shown above, in the ratio of one share of Series A Preferred Stock for each Right, pursuant to the Basic Subscription Right and upon the terms and conditions and at the price for each Share of Series A Preferred Stock specified in the Company's Prospectus dated
[ __________  , 1996].

If you subscribe for fewer than all the shares represented by his Subscription Certificate, the Subscription Agent will issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your Subscription Certificate and payment prior to 5:00 p.m., New York City time, on [ __________ , 1996]. No new Subscription Certificate will be issued after such date.

                IMPORTANT: Complete appropriate form on reverse

DATE:  [ __________  , 1996]

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
                                 [G. Michael Prescott]              MESA INC.                                        LOGO
      LOGO              ----------------------------------------    LOGO
                                       Secretary                    ----------------------------------------
                                                                    Chairman of the Board
                                                                    Chief Executive Officer
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                                     [seal]
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                   PLEASE FILL IN ALL APPLICABLE INFORMATION

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
TO:       American Stock Transfer & Trust Company                                                Expiration Date: --------- ,
          Subscription Agent                                                                                             1996
          40 Wall Street, 46th Floor
          New York, New York 10005
A.        Basic Subscription Privilege  ------------   x         $2.26       = $ -------
                                      (No. of Shares)        (Subscription
                                                                Price)
B.        Oversubscription Privilege   ------------    x         $2.26       = $ -------(1)
                                      (No. of Shares)        (Subscription
                                                                Price)
C.        Amount of Check Enclosed (or                                       = $ -------
          amount in notice of
          guaranteed
          delivery) payable to MESA
          Inc.
D.        Sell any remaining Rights   / /
E.        Sell all of my Rights       / /
          (1)      The Oversubscription Privilege can be exercised only by a holder of Common Stock as of the Record Date, as described in the Prospectus, and only if the Rights issued to him are exercised to the fullest extent possible.
F.        Name of Soliciting Dealer   / /   Lehman Brothers Inc.
                                      / /   Other: ---------------------------
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SECTION 1.       TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Series A Preferred Stock for the price indicated as the total of A and
B hereon upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares of Series A Preferred Stock for which I have subscribed, the
Company may exercise any of the remedies set forth in the Prospectus.

       TO SELL: If I have checked either the box on line D or on line E, I authorize the sale of Rights by the Dealer Manager according to the procedures described in the Prospectus.

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Signature of Subscriber(s)

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Address for delivery of Shares

If permanent change of address, check here / /

Please give your telephone number: ( )
- ---------------------

Tax I.D. Number or Social Security Number:
- ------------------------------------
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SECTION 2.       TO TRANSFER RIGHTS (except pursuant to D and E above). For value received,
- ------------- of the Rights represented by the Subscription Certificate are assigned to:

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                                              (Print Full Name of Assignee)

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                                              (Print Full Address)

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                                              Signature(s) of Assignor(s)

IMPORTANT:      The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on the face of this Subscription Certificate.

Your signature must be guaranteed by an Eligible Guarantor Institution which is a participant in a recognized securities guarantee program

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
Signature      ----------------------------------------
               (Name of Bank or Firm)
Guaranteed By
               ----------------------------------------
               (Signature of Officer and Title)
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       PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S.
TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATE REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.